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                                                                    Exhibit 11.1

STANDARD COMMERCIAL CORPORATION
COMPUTATION OF EARNINGS PER COMMON SHARE
(In thousands, except share information; unaudited)

                                                   Twelve months ended March 31
                                                   ----------------------------

                                                         2002            2001            2000
                                                         ----            ----            ----
BASIC EARNINGS PER COMMON SHARE
Income from continuing operations                $     36,219    $     19,166    $      9,880
Discontinued operations                              ($15,341)        ($1,241)   $        458
Extraordinary gain/(loss)                              (1,081)          3,200               -
                                                 --------------------------------------------
Net income applicable to common stock            $     19,797    $     21,125    $     10,338
                                                 --------------------------------------------


Basic average shares outstanding                   13,324,134      13,127,962      12,956,462
                                                 --------------------------------------------


From continuing operations                       $       2.72    $       1.46    $       0.76
Discontinued operations                                 (1.15)          (0.09)           0.04
Extraordinary gain/(loss)                               (0.08)           0.24               -
                                                 --------------------------------------------
Net income                                       $       1.49    $       1.61    $       0.80
                                                 --------------------------------------------

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations                $     36,219    $     19,166    $      9,880
Add-- after-tax interest expense on 7 1/4%
         convertible subordinated debentures            2,448           3,065               -
                                                 --------------------------------------------
Adjusted income from continuing operations             38,667          22,231           9,880
Discontinued operations                              ($15,341)        ($1,241)   $        458
Extraordinary gain/(loss)                              (1,081)          3,200               -
                                                 --------------------------------------------
Net income applicable to common stock            $     22,245    $     24,190    $     10,338
                                                 --------------------------------------------

Basic average shares outstanding                   13,324,134      13,127,962      12,956,462
Increase in shares outstanding assuming
 conversion of 7 1/4% convertible subordinated
 debentures at November 13, 1991                    1,741,057       2,154,765               -
Stock options exercisable                              72,960          11,162               -
                                                 --------------------------------------------
Diluted average shares outstanding                 15,138,151      15,293,889      12,956,462
                                                 --------------------------------------------


From continuing operations                       $       2.55    $       1.45    $       0.76
Discontinued operations                                 (1.01)          (0.08)           0.04
Extraordinary gain/(loss)                               (0.07)           0.21               -
                                                 --------------------------------------------
Net income                                       $       1.47    $       1.58    $       0.80
                                                 --------------------------------------------

* Options issued in Fiscal 2000 and 1999 and the convertible subordinated debentures are anti- dilutive for fiscal year 2000 and as such is not included in the computation of diluted per share